                                                                    EXHIBIT 4(F)
                                                                [CONFORMED COPY]


                                AMENDMENT NO. 1
                   TO AMENDED AND RESTATED CREDIT AGREEMENT



          AMENDMENT dated as of December 6, 1995 among J.C. PENNEY COMPANY, INC. and J.C. PENNEY FUNDING CORPORATION (the "Borrowers"), the LENDERS listed on the signature pages hereof (the "Lenders"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent for the Lenders (the "Agent"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, BANKERS TRUST COMPANY, CHEMICAL BANK, CREDIT SUISSE and NATIONSBANK OF TEXAS, N.A., as Co-Agents (the "Co-Agents").


                             W I T N E S S E T H :


          WHEREAS, the parties hereto have heretofore entered into a 5-Year Revolving Credit Agreement dated as of December 16, 1993, as Amended and Restated as of December 7, 1994 (the "Agreement"); and

          WHEREAS, the parties hereto desire to amend the Agreement as set forth below;

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1.  Definitions; References.  Unless otherwise specifically
                      -----------------------
defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

          SECTION 2.  Amendment of Section 1.01 of the Agreement.  Section 1.01
                      ------------------------------------------
of the Agreement is amended:

          (a) by replacing the definition of Facility Fee Percentage with the following new definition:

          "Facility Fee Percentage" shall mean the facility fee percentage
           -----------------------
          determined daily in accordance with the Pricing Schedule.

          (b) by replacing the definition of "Standby Margin" with the following new definition:

          "Standby Margin" shall mean with respect to each Standby Loan made as
           --------------
          part of any ABR Borrowing, 0, and with respect to each Standby Loan made as part of any Eurodollar Standby Borrowing, the Euro-Dollar Margin determined daily in accordance with the Pricing Schedule.

          (c) by replacing the date "December 7, 1999" with the date "December 6, 2000" in the definition of Maturity Date.

          (d)  by adding the words "or increased from time to time pursuant to
     Section 2.21" immediately following the number "2.11" in the definition of Commitment.

          SECTION 3.  Amendment of Article II of the Agreement.  Article II of
                      ----------------------------------------
the Agreement is amended:

          (a) by adding immediately after the words "Section 2.11" in
     Section 2.01 the words "and increased from time to time pursuant to
     Section 2.21"; and

          (b)  by adding the following Section 2.21:

          SECTION 2.21.  Optional Increase in Commitments.
                         --------------------------------

          At any time, if no Event of Default or Default shall have occurred and be continuing, the Borrowers may, if they so elect in their sole discretion, increase the Total Commitment, either by designating a person not theretofore a Lender to become a Lender or by agreeing with an existing Lender that such Lender's Commitment shall be increased. Upon execution and delivery by the Borrowers and such Lender or other person of an instrument of assumption in form reasonably satisfactory to the Agent, such existing Lender shall have a Commitment as therein set forth or such other person shall become a Lender with a Commitment as therein set forth and all the rights and obligations of a Lender with such a Commitment hereunder; provided:
     --------

               (i) that the Borrowers shall provide prompt notice of such increase to the Agent, who shall promptly notify the other Lenders;

              (ii) that the Commitment of any Lender does not exceed 10% of the Total Commitment after such increase; and

             (iii) that the amount of such increase, together with all other increases in Commitments pursuant to this Section 2.21 since the date of this Agreement, does not exceed $375,000,000.

          SECTION 4.  Amendment of Section 9.04 of the Agreement.  Section 9.04
                      ------------------------------------------
of the Agreement is amended by replacing the amount "$15,000,000" in the thirteenth line of paragraph b with the amount "$20,000,000".

          SECTION 5.  Pricing Schedule.  The Agreement is further amended by
                      ----------------
adding the annexed Pricing Schedule thereto as Exhibit D to the Agreement.

          SECTION 6. Confirmation of Guaranty.  J.C. Penney Company, Inc.
                     ------------------------
confirms that its subordinated Guaranty of the obligations of J.C. Penney Funding Corporation dated as of December 7, 1994 shall apply to the obligations of J.C. Penney Funding Corporation under the Agreement as amended hereby and the reference in the second recital thereto to "One Billion Dollars
($1,000,000,000)" is hereby changed to "One Billion Five Hundred Million Dollars ($1,500,000,000)".

          SECTION 7.  New Lenders; Changes in Commitments.  With effect from and
                      -----------------------------------
including the date this Amendment becomes effective in accordance with Section 9 hereof, (i) each Person listed on the signature pages hereof which is not a party to the Agreement shall become a Lender party to the Agreement and (ii) the Commitment of each Lender shall be the amount set forth opposite the name of such Lender on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.11 of the Agreement. Any Lender whose Commitment is changed to zero shall upon such effectiveness cease to be a Lender party to the Agreement, and all accrued fees and other amounts payable under the Agreement for the account of such Lender shall be due and payable on such date; provided that the provisions of Section 9.05 of the Agreement shall continue to inure to the benefit of each such Lender.

          SECTION 8.  Governing Law.  This Amendment shall be governed by and
                      -------------
construed in accordance with the laws of the State of New York.

          SECTION 9.  Counterparts; Conditions to Effectiveness.  This Amendment
                      -----------------------------------------
may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received:

          (a) duly executed counterparts hereof signed by the Borrowers and all of the Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

          (b) a favorable written opinion of Charles R. Lotter, General Counsel for the Borrowers, dated the date hereof and addressed to the Lenders, to the effect set forth in Exhibit A hereto, and the Borrowers hereby instruct such counsel to deliver such opinion to the Agent;

          (c) a certificate from a Responsible Officer of each Borrower, dated the date hereof, and certifying that the representations and warranties set forth in Article III of the Agreement shall be true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

          (d) a certificate from a Responsible Officer of each Borrower, dated the date hereof, and certifying that on such date, no Event of Default or Default shall have occurred and be continuing;

          (e) for its own account all fees due and payable to it and in such amounts as have been previously agreed upon in writing between the Borrowers and the Agent in connection with the Credit Agreement as amended hereunder; and

          (f) (i) a certificate of the Secretary or Assistant Secretary of each Borrower, dated the date hereof, and certifying (A) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower authorizing the execution, delivery and performance of the Agreement as hereby amended and the borrowings thereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (B) as to the incumbency and specimen signature of each officer executing this Amendment or any other document delivered in connection herewith on behalf of such Borrower and
     (ii) a certificate of another officer of each Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (i) above.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.



                                       J.C. PENNEY COMPANY, INC.


                                       By /s/ Leo A. Gispanski
                                          --------------------------
                                          Title: Vice President &
                                                 Treasurer



                                       J.C. PENNEY FUNDING
                                         CORPORATION


                                       By /s/ Don McKay
                                          --------------------------
                                          Title: Chairman of the Board



Commitments:
- -----------
$100,000,000                           MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK, individually
                                         and as Agent


                                       By /s/ Stephen B. King
                                          --------------------------
                                          Title: Vice President



$63,750,000                            BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION,
                                       individually and as Co-Agent


                                       By /s/ Jody B. Schneider
                                          ---------------------------
                                          Title: Vice President



$63,750,000                            BANKERS TRUST COMPANY,
                                       individually and as Co-Agent


                                       By /s/ Kathleen A. Judge
                                          --------------------------

                                           Title: Vice President

$63,750,000                            CHEMICAL BANK, individually
                                       and as Co-Agent


                                       By /s/ Neil R. Boylan
                                          --------------------------
                                          Title: Vice President



$63,750,000                            CREDIT SUISSE, individually
                                       and as Co-Agent


                                       By /s/ Stephen N. Flynn
                                          ---------------------------
                                          Title: Member of Senior
                                                 Management


                                       By /s/ Marilou Palenzuela
                                          --------------------------
                                          Title: Member of Senior
                                                 Management



$63,750,000                            NATIONSBANK OF TEXAS, N.A.,
                                       individually and as Co-Agent


                                       By /s/ Steven A. Deily
                                          --------------------------
                                          Title: Senior Vice
                                                 President



$31,250,000                            ABN AMRO BANK N.V.


                                       By /s/ Laurie Tuzo
                                          -------------------------
                                          Title: Vice President



$31,250,000                            THE FIRST NATIONAL BANK
                                         OF BOSTON


                                       By /s/ Bethann R. Halligan
                                          --------------------------
                                          Title: Vice President

$17,500,000                            BANK OF HAWAII


                                       By /s/ Joseph T. Donaldson
                                          --------------------------
                                          Title: Vice President



$31,250,000                            THE BANK OF NEW YORK


                                       By /s/ Charlotte Sohn
                                          ------------------------
                                          Title: Vice President



$20,000,000                            THE BANK OF TOKYO, LTD.


                                       By /s/ John M. Mearns
                                          --------------------------
                                          Title: Vice President



$20,000,000                            BANK ONE TEXAS, N.A.


                                       By /s/ Scott Rhea
                                          --------------------------
                                          Title: Assistant Vice
                                                 President



$25,000,000                            BANQUE NATIONALE DE PARIS


                                       By /s/ Henry F. Setina
                                          --------------------------
                                          Title: Vice President



$40,000,000                            CITIBANK, N.A.


                                       By /s/ Robert A. Snell
                                          --------------------------
                                          Title: Vice President

$31,250,000                            CREDIT LYONNAIS NEW YORK
                                       BRANCH


                                       By /s/ Robert Ivosevich
                                          --------------------------
                                          Title: Senior Vice
                                                 President



$40,000,000                            DAI-ICHI KANGYO BANK, LTD.


                                       By /s/ Mitsuaki Yamazaki
                                          --------------------------
                                          Title: Assistant Vice
                                                 President



$31,250,000                            DEUTSCHE BANK AG, NEW YORK
                                       AND/OR CAYMAN ISLANDS BRANCH


                                       By /s/ David H. Kahn
                                          --------------------------
                                          Title: Assistant Vice
                                                 President


                                       By /s/ Hans-Josef Thiele
                                          --------------------------
                                          Title: Vice President



$40,000,000                            FIRST INTERSTATE BANK
                                         OF CALIFORNIA


                                       By /s/ William J. Baird
                                          -----------------------
                                          Title: Senior Vice
                                                 President



$40,000,000                            THE FIRST NATIONAL BANK
                                         OF CHICAGO


                                       By /s/ Catherine V. Frank
                                          --------------------------
                                          Title: Assistant Vice
                                                 President

 $12,500,000                           FIRST SECURITY BANK
                                         OF UTAH, N.A.


                                       By /s/ Judy Callister
                                          --------------------------
                                          Title: Vice President



$31,250,000                            FIRST UNION NATIONAL BANK
                                         OF NORTH CAROLINA


                                       By /s/ Mark M. Harden
                                          --------------------------
                                          Title: Vice President



$17,500,000                            FIRSTAR BANK MILWAUKEE, N.A.


                                       By /s/ Timothy W. Somers
                                          --------------------------
                                          Title: Vice President



$40,000,000                            THE FUJI BANK, LTD.


                                       By /s/ David L. Kelley
                                          ---------------------------
                                          Title: Vice President



$40,000,000                            THE INDUSTRIAL BANK
                                         OF JAPAN TRUST COMPANY


                                       By /s/ J. Kenneth Biegen
                                          --------------------------
                                          Title: Senior Vice
                                                 President

$25,000,000                            INSTITUTO BANCARIO
                                         SAN PAOLO DI TORINO
                                         SPA-NEW YORK


                                       By /s/ Robert Wurster
                                          --------------------------
                                          Title: First Vice
                                                 President


                                       By /s/ Gerard M. McKenna
                                          --------------------------
                                          Title: Vice President



$25,000,000                            THE LONG-TERM CREDIT BANK
                                         OF JAPAN, LIMITED


                                       By /s/ John J. Sullivan
                                          --------------------------
                                          Title: Joint General
                                                 Manager



$40,000,000                            MELLON BANK, N.A.


                                       By /s/ Marc T. Kennedy
                                          --------------------------
                                          Title: Assistant Vice
                                                 President



$20,000,000                            THE MITSUBISHI BANK, LTD.


                                       By /s/ Takeshi Yokokawa
                                          --------------------------
                                          Title: Joint General
                                                 Manager



$0                                     NATIONAL WESTMINSTER BANK PLC


                                       By /s/ Ernest V. Hodge
                                          ---------------------------
                                          Title: Vice President

$25,000,000                            THE NORTHERN TRUST COMPANY


                                       By /s/ Martin G. Alston
                                          --------------------------
                                          Title: Vice President



$25,000,000                            NORWEST BANK MINNESOTA, N.A.


                                       By /s/ Alan R. Thometz
                                          --------------------------
                                          Title: Vice President



$40,000,000                            PNC BANK, N.A.


                                       By /s/ Gregory Gaschler
                                          --------------------------
                                          Title: Vice President



$40,000,000                            ROYAL BANK OF CANADA


                                       By /s/ J. D. Frost
                                          --------------------------
                                          Title: Senior Manager



$40,000,000                            THE SANWA BANK LTD.


                                       By /s/ Robert S. Smith
                                          --------------------------
                                          Title: Assistant Vice
                                                 President



$31,250,000                            SOCIETE GENERALE


                                       By /s/ Louis P. Laville, III
                                          --------------------------
                                          Title: Vice President

$40,000,000                            THE SUMITOMO BANK, LTD.


                                       By /s/ Harumitsu Seki
                                          ---------------------------
                                          Title: General Manager



$40,000,000                            SUNBANK, N.A.


                                       By /s/ J. Carol Doyle
                                          --------------------------
                                          Title: Senior Vice
                                                 President



$25,000,000                            SWISS BANK CORPORATION


                                       By /s/ Sheila C. Weimer
                                          --------------------------
                                          Title: Associate Director


                                       By /s/ William A. McDonnell
                                          --------------------------
                                          Title: Associate Director
                                                 Merchant Banking



$40,000,000                            UNION BANK OF SWITZERLAND


                                       By /s/ Dan O. Boyle
                                          -------------------------
                                          Title: Vice President


                                       By /s/ George Kubove
                                          --------------------------
                                          Title: Vice President



$20,000,000                            UNITED MISSOURI BANK, N.A.


                                       By /s/ Walter Beck
                                          --------------------------
                                          Title: Executive Vice
                                                 President

$25,000,000                            UNITED STATES NATIONAL
                                         BANK OF OREGON


                                       By /s/ Blake R. Howells
                                          --------------------------
                                          Title: Vice President



$40,000,000                            WACHOVIA BANK
                                         OF GEORGIA, N.A.


                                       By /s/ Douglas L. Williams
                                          --------------------------
                                          Title: Senior Vice
                                                 President-Group
                                                 Executive


Total Commitments:
- -----------------

$1,500,000,000
 =============

                                                                       EXHIBIT A
                                                                       ---------


                              Charles R. Lotter
                              Executive Vice President
                              Secretary and General Counsel


                                         December ___, 1995



Each of the lenders referred to below

Re:  Revolving Credit Agreement of
     J.C. Penney Company, Inc. and
     J.C. Penney Funding Corporation
     -------------------------------

Dear Sirs:

          As the General Counsel of J. C. Penney Company, Inc., a Delaware corporation ("JCPenney"), and of J. C. Penney Funding Corporation, a Delaware corporation ("Funding"; together with JCPenney, "Borrowers"), I have been asked to render an opinion in connection with the 5-Year Revolving Credit Agreement dated as of December 16, 1993, as amended and restated with new Lenders as of December 7, 1994 and as amended by Amendment No. 1 with new Lenders as of December 6, 1995 (the "Agreement"), among the Borrowers, Morgan Guaranty Trust Company of New York ("Agent"), the lenders listed on the signature pages of Amendment No. 1 (the "Lenders"), and Bankers Trust Company, Chemical Bank, and Credit Suisse ("Co-Agents").

          In rendering the opinion set forth below, I have examined originals, photostatic, or certified copies of the Agreement, the respective corporate records and documents of the Borrowers, copies of public documents, certificates of the officers or representatives of the Borrowers, and such other instruments and documents, and have made such inquiries, as I have deemed necessary as a basis for such opinion. In making such examinations, I have assumed with your consent the genuineness of all signatures (other than the signatures of the Borrowers) and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to questions of fact material to such opinion, to the extent I deemed necessary, I have relied upon the representations and warranties of the Borrowers made in the Agreement and upon certificates of the officers of the Borrowers. Capitalized terms not otherwise defined in this opinion letter have the meanings specified in the Agreement.

          Based upon the foregoing, I am of the opinion that:

          1. Each of the Borrowers has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where the failure to so qualify would have a Material Adverse Effect. Each of the Borrowers has the requisite corporate power and authority to own, pledge, and operate its properties and assets, to lease the property it operates under lease, and to conduct its business as now conducted.

          2. The execution, delivery and performance by the Borrowers of the Agreement and the Borrowings by the Borrowers under the Agreement (i) are within the corporate power of each of the Borrowers; (ii) have been duly authorized by each of the Borrowers by all necessary corporate action; (iii) are not in contravention of JCPenney's Restated Certificate of Incorporation; as amended, Funding's Certificate of Incorporation; as amended, or either of the Borrower's by-laws; (iv) to the best of my knowledge do not violate any material law, statute, rule or regulation, or any material order of any Governmental Authority, applicable to either of the Borrowers; (v) do not conflict with or result in the breach of, or constitute a default under, the material borrowing indentures, agreements, or other instruments of either of the Borrowers; (vi) do not result in the creation or imposition of any Lien upon any of the property or assets of either of the Borrowers other than any Lien created by the Agreement; and (vii) do not require the consent or approval of, or any filing with, any Governmental Authority or any other person party to those agreements described above other than those that have been obtained or made or where the failure to obtain such consent or approval would not result in a Material Adverse Effect.

          3. The Agreement has been duly executed and delivered by each of the Borrowers and constitutes a legal, valid, and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          4. Neither Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public-utility company" or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          5. To the best of my knowledge after due inquiry, except as set forth in Schedule 3.09 of the Agreement, no litigation by or before any Governmental Authority is now pending or threatened against JCPenney or Funding
(i) which involves the Agreement or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect.

          6. The Support Agreements have been duly executed and delivered by JCPenney and, where applicable, Funding and, as of the Closing Date, are in full force and effect in accordance with their terms.

          The opinions expressed herein are limited to the laws of the State of Delaware with respect to the opinions provided in paragraph 1 (except as to due qualification as a foreign corporation and good standing under the laws of other jurisdictions) and clauses (i), (ii) and (iii) of paragraph 2. The other opinions expressed are limited to the laws of the State of New York and the laws of the United States. I do not express any opinion herein concerning any laws of any other jurisdictions. The opinion is furnished to you in connection with the transactions contemplated by the Agreement, and may not be relied upon by any other person, firm, or corporation for any purpose or by you in any other context without my prior written consent.

                                                     Very truly yours,



                                                     Charles R. Lotter

                                                                       EXHIBIT D
                                                                       ---------


                                PRICING SCHEDULE


          The "Facility Fee Percentage" and "Euro-Dollar Margin" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Category that exists on such day:

==================================================================
   Category              I        II      III      IV       V
==================================================================

Facility Fee          0.06750%  0.0750%  0.100%  0.1750%  0.250%
Percentage
- ------------------------------------------------------------------
Euro-Dollar           0.10750%   0.150%  0.200%  0.3750%  0.500%
Margin
==================================================================

          For purposes of this Schedule, the following terms have the following meanings:

          "Category I" exists at any date if, at such date, (i) the Index Debt is rated at least AA- by S&P or at least Aa3 by Moody's and (ii) Category V does
                             --
not exist.

          "Category II" exists at any date if, at such date, (i) the Index Debt is rated at least A by S&P or at least A2 by Moody's and (ii) neither Category I
                           --
nor Category V exists.

          "Category III" exists at any date if, at such date, (i) the Index Debt is rated at least BBB+ by S&P or at least Baa1 by Moody's and (ii) none of
                              --
Category I, Category II and Category V exists.

          "Category IV" exists at any date if, at such date, (i) the Index Debt is rated at least BBB- by S&P and at least Baa3 by Moody's and (ii) none of
                              ---
Category I, Category II and Category III exists.

          "Category V" exists at any date if the Index Debt is rated below BBB-by S&P or below Baa3 by Moody's.
       --

          "Category" refers to the determination of which of Category I, Category II, Category III, Category IV or Category V exists at any date.

          For purposes of the foregoing, (i) if no rating for the Index Debt shall be available from either rating agency, (other than because (a) such rating agency shall no longer be in the business of rating corporate debt obligations or (b) of any other reason outside the control of JCPenney and Funding), such rating agency shall be deemed to have established a rating in Category V and (ii) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first publicly announced by the rating agency making such change. If the rating system of either Moody's or S&P shall change prior to the Maturity Date, or if either such rating agency shall cease to be in the business of rating corporate debt obligations or shall no longer have in effect a rating for any reason outside the control of JCPenney and Funding, the Borrowers and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the absence of such a rating. Pending agreement on any such amendment, (i) if the rating system of one such rating agency shall remain unchanged, or if a rating shall be available from one such rating agency, the Facility Fee Percentage and the Euro-Dollar Margin shall be determined by reference to the rating established by such rating agency, (ii) if no rating for the Index Debt shall be available from either rating agency then (A) for 60 days, the Facility Fee Percentage and the Euro-Dollar Margin shall be determined by reference to the rating or ratings most recently available, (B) after 60 days, the Facility Fee Percentage and the Euro-Dollar Margin shall be determined by reference to Category IV (or Category V if such Percentage or Margin shall have been determined by reference to Category IV under clause (A) above) and (C) after 180 days, the Facility Fee Percentage or Euro-Dollar Margin shall be determined by reference to Category V.

                                      -2-